LIMBACH
CRITICAL SYSTEMS, AHEAD OF THE MOMENT

Acquisition of Pioneer Power Inc.[1]

General

Limbach Holdings, Inc. ("Limbach", or the "Company") announced on July 1, 2025 that it acquired Pioneer Power, Inc. ("PPI" or "Pioneer Power") for a purchase price at closing of $66.1 million, financed through a combination of available cash and borrowings under the Company's recently expanded revolving credit facility.

Founded in 1947 and formerly 100% ESOP-owned, PPI is a provider of industrial and institutional mechanical solutions serving healthcare, food, power/utility, oil refining and other select end markets in the Greater Twin Cities region and the Upper Midwest. PPI serves owners of mission critical facilities and leverages exceptional industrial piping, HVAC, and plumbing capabilities to execute complex facility shutdowns and turnarounds, capital projects, facility expansions, renovation and retrofit opportunities, and reoccurring industrial maintenance services.

Why Pioneer Power?

This acquisition further expands Limbach's footprint in the core Midwest region and extends our reach into new geographic markets in the Upper Midwest. Since Pioneer Power generates the majority of its revenue through Owner Direct Relationships ("ODR"), primarily through time and materials contracts and small capital project work focused on maintenance, renovation and retrofit activity, the Company believes it aligns well with Limbach's strategic shift towards prioritizing ODR. PPI's industrial expertise builds on the capabilities acquired in our recent acquisition of Consolidated Mechanical and brings many new blue-chip customers with extensive and diverse mechanical system needs in large facilities.

How long has the company been working on closing this transaction and how was it sourced?

Limbach's first interaction with PPI dates back to 2021, when PPI's owners ultimately chose not to pursue a transaction. Although PPI had inbound interest from private equity firms, they opted to not go down that path. We reengaged with PPI in late 2024 through a direct outreach to their management team. PPI was interested in Limbach's acquisition strategy as an operator and how we enhance strong businesses through our value creation process. This led to mutual interest in a potential transaction and we subsequently began to engage in early stages of diligence.

[1] These FAQs speak as of August 7, 2025. Accordingly, the statements should not be relied upon as representing views as of any subsequent date, and the Company does not undertake any obligation to update the statements to reflect events or circumstances after the date they were made.

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Why was there no earn-out structure included in this acquisition given that Limbach has used earn- outs in the past? PPI pre-acquisition was structured as an ESOP-owned company, which presents a fundamentally different ownership and governance model compared to our prior acquisitions. In this context, an earn- out was neither practical nor aligned with the seller’s objectives. Instead, Limbach believes it negotiated a valuation that reflected PPI’s performance and strategic fit, while preserving flexibility to apply our value creation strategy post-close. As with all of the Company’s acquisitions, it attempts to negotiate the best deal structure and terms given the circumstances of the transaction and taking into account a number of variables (e.g., financial performance, operational matters, tax considerations, etc.) in an attempt to achieve long-term value for the Company’s stockholders. With PPI expected to contribute $120 million in revenue and $10 million in Adjusted EBITDA in FY 2026, how does this business align with Limbach’s long-term strategic and margin objectives? The Company believes PPI is a strong strategic fit with Limbach’s ODR model and provides a compelling opportunity to unlock further value. The Company’s objective is to apply its proven integration and value creation playbook outlined in the Q2 2025 investor presentation that was published on August 5, 2025. This process is expected to systematically enhance PPI’s margins up to the levels of our existing business over time, supporting Limbach’s long-term financial targets, expanding the valuation of the business, and creating additional value for stockholders. What did the Company’s headline balance sheet metrics look like as of July 1, 2025 after the PPI acquisition? How much of the transaction was funded with the credit facility? Limbach had $38.9 million of cash on June 30, 2025 and a $100 million revolver (in aggregate principal amount) in which approximately $84.9 million was of available borrowing capacity on the revolver as of June 30, 2025. On July 1, 2025, the Company used a combination of cash and an additional revolver drawdown of approximately $40 million to fund the PPI transaction. As the Company generates cash from the business going forward, it currently intends to use that excess cash to pay down the revolver.

Based on the updated guidance of $650 million to $680 million and Adjusted EBITDA of $80 million to $86 million, this updated FY 2025 guidance implies an additional $40 million to $50 million in revenue and $2 million to $4 million in Adjusted EBITDA in the second half for PPI. Can you explain the cadence of PPI’s business?2 On May 5, 2025, the Company originally guided to total revenue in the range of $610 million to $630 million and Adjusted EBITDA in the range of $78 million to $82 million for FY 2025 which included layering on the two acquisitions from FY 2024. Prior to the acquisition of PPI, the Company expected organic top line revenue growth to be in the 10% to 15% range for the full year 2025 and the Company still believes that is the case. The guidance update as of August 5, 2025 is directly related to the PPI acquisition. With the addition of PPI, the Company has updated guidance3 with an additional $40 million to $50 million in revenue and $2 million to $4 million in Adjusted EBITDA for the second half of 2025 for PPI. With regards to PPI, Limbach is in the early days of applying its value creation model to PPI’s projects and the Company is only through the first month of the integration which involves migrating PPI over to the Company’s accounting system. PPI represents the largest acquisition in the Company’s history as a public company and the Company is focused on execution and using a measured approach with the Company’s initial guidance projections related to PPI. As mentioned in the Company’s press release on July 1, 2025 announcing the transaction closing, the Company expects PPI to contribute $120 million in revenue and $10 million in Adjusted EBITDA in FY 2026. 2 Use of Non-GAAP Financial Measures In assessing the performance of our business, management utilizes a variety of financial and performance measures. The key measure is Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net income plus depreciation and amortization expense, interest expense (net), and taxes, as further adjusted to eliminate the impact of, when applicable, other non-cash items or expenses that are unusual or non-recurring or that we believe do not reflect our core operating results. We believe that Adjusted EBITDA is meaningful to our investors to enhance their understanding of our financial performance for the current period and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. We understand that Adjusted EBITDA is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare our performance with the performance of other companies that report Adjusted EBITDA. Our calculation of Adjusted EBITDA, however, may not be comparable to similarly titled measures reported by other companies. When assessing our operating performance, investors and others should not consider this data in isolation or as a substitute for net income (loss) calculated in accordance with GAAP. Further, the results presented by Adjusted EBITDA cannot be achieved without incurring the costs that the measure excludes. Information reconciling forward-looking Adjusted EBITDA to each of their most directly comparable GAAP financial measure, is unavailable to the Company without unreasonable effort due to, among other things, certain items required for such reconciliations being outside of the Company’s control and/or not being able to be reasonably predicted. Preparation of such reconciliations would require certain forward-looking information, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. 3 Updated as of August 5, 2025.